Exhibit 99.1

Compass Diversified Holdings Ryan J. Faulkingham Chief Financial Officer 203.221.1703 ryan@compassequity.com	Investor Relations and Media Contact: The IGB Group Leon Berman 212.477.8438 lberman@igbir.com
Compass Diversified Holdings Reports Second Quarter 2019 Financial Results

Generates Consolidated Operating Performance In-Line with Management Expectations and Sizeable Distributions to Shareholders

Increases Total Realized Gains to Shareholders to Over $1 Billion from Opportunistic Divestitures
Westport, Conn., July 31, 2019 - Compass Diversified Holdings (NYSE: CODI) (“CODI,” “we,” “our” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended June 30, 2019.

Second Quarter 2019 Highlights

•	Reported net sales of $336.1 million;

•	Reported net income of $218.2 million;

•	Reported non-GAAP Adjusted EBITDA of $52.1 million;

•	Reported Cash Provided by Operating Activities of $17.6 million, and non-GAAP Generated Cash Flow Available for Distribution and Reinvestment (“CAD”) of $26.2 million for the second quarter of 2019;

•
Paid a second quarter 2019 cash distribution of $0.36 per share on CODI’s common shares in July 2019, bringing cumulative distributions paid to $18.2352 per common share since CODI’s IPO in May of 2006;

•	Paid a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares and $0.4921875 per share on the Company's 7.875% Series B Preferred Shares in July 2019;

•	Promoted Pat Maciariello to newly created position of Chief Operating Officer;

•	Completed the sale of our Clean Earth subsidiary for a gain of $206.3 million;

•
Compass Group Management volunteered to waive the management fee on cash balances held at CODI, commencing with the management fee due for the quarter ending June 30, 2019 and continuing until the quarter during which the Company next borrows under its revolving credit facility.

“The first half of 2019 was important for CODI, as we unlocked significant value for shareholders with the opportunistic and attractive divestitures of two subsidiaries, enabling us to significantly strengthen our balance sheet, while Compass Group Management waived the management fee on cash balances held at CODI,” said Elias Sabo, CEO of Compass Diversified Holdings. “For the six-month 2019 period, our leading branded consumer and niche industrial businesses also generated consolidated operating performance in-line with management expectations and sizable distributions to shareholders.”

Mr. Sabo continued, “We are pleased with CODI’s ongoing investments in our subsidiaries, highlighted by our success monetizing Manitoba Harvest and Clean Earth at attractive valuations, resulting in realized gains for shareholders of over $325 million year-to-date 2019 and over $1 billion since our IPO. Our previous investments in our 5.11 Tactical subsidiary are also evident, as 5.11 generated strong and markedly improved results thus far in 2019. Moving forward, we will continue to work with our world-class management companies to unlock value for shareholders, while implementing our proven and disciplined acquisition strategy and providing annual distributions of $1.44 per share.

Operating Results
Net sales for the quarter ended June 30, 2019 were $336.1 million, as compared to $340.0 million for the quarter ended June 30, 2018. The June 30, 2018 net sales do not include Ravin net sales prior to CODI’s ownership.

Net income for the quarter ended June 30, 2019 was $218.2 million, as compared to net income of $0.5 million for the quarter ended June 30, 2018. Current quarter net income includes the $206.5 million gain on the sale of Clean Earth.

Adjusted EBITDA (see Note Regarding Use of Non-GAAP Financial Measures below) for the quarter ended June 30, 2019 was $52.1 million, as compared to $51.2 million for the quarter ended June 30, 2018. Adjusted EBITDA does not include the results of Ravin prior to CODI’s ownership.

CODI reported CAD (see Note Regarding Use of Non-GAAP Financial Measures below) of $26.2 million for the quarter ended June 30, 2019, as compared to $30.3 million for the prior year’s comparable quarter. CODI’s CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, CAD excludes the gains from monetizing interests in CODI’s subsidiaries, which have totaled over $1 billion since going public in 2006. The decrease in CAD versus the prior year quarter is primarily the result of increased financing cost associated with the debt refinancing in April 2018 and the Series B Preferred Share issuance in March 2018.

Liquidity and Capital Resources
For the quarter ended June 30, 2019, CODI reported Cash Provided by Operating Activities of $17.6 million, as compared to Cash Provided by Operating Activities of $28.7 million for the quarter ended June 30, 2018.

CODI’s weighted average number of shares outstanding for the quarters ended June 30, 2019 and June 30, 2018 were 59.9 million.

As of June 30, 2019, CODI had approximately $485.9 million in cash and cash equivalents, $493.8 million outstanding on its term loan facility, $400 million outstanding in Senior Notes and no outstanding borrowings under its revolving credit facility. Subsequent to the end of the quarter, CODI prepaid $193.8 million on its term loan facility.

The Company has no significant debt maturities until 2023 and had net borrowing availability of $600 million at June 30, 2019 under its revolving credit facility.

Second Quarter 2019 Distributions
On July 3, 2019, CODI’s Board of Directors (the “Board”) declared a second quarter distribution of $0.36 per share on the Company’s common shares. The cash distribution was paid on July 25, 2019 to all holders of record of common shares as of July 18, 2019. Since its IPO in May of 2006, CODI has paid a cumulative distribution of $18.2352 per common share.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covered the period from and including April 30, 2019, up to, but excluding, July 30, 2019. The distribution for such period was paid on July 30, 2019 to all holders of record of Series A Preferred Shares as of July 15, 2019.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company's 7.875% Series B Preferred Shares (the "Series B Preferred Shares"). The distribution on the Series B Preferred Shares covered the period from and including April 30, 2019, up to, but excluding, July 30, 2019. The distribution for such period was paid on July 30, 2019 to all holders of record of Series B Preferred Shares as of July 15, 2019.

Conference Call
Management will host a conference call on Thursday, August 1, 2019 at 9:00 a.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (855) 212-2368 and the dial-in number for international callers is (315) 625-6886. The access code for all callers is 7355967. A live webcast will also be available on the Company's website at www.compassdiversifiedholdings.com.

A replay of the call will be available through August 8, 2019. To access the replay, please dial (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and then enter the access code 7355967.

Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP measure used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted EBITDA. We believe that Adjusted EBITDA provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near term operations. When compared to Net Income (Loss), Adjusted EBITDA is limited in that it does not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. This presentation also allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. We believe Adjusted EBITDA is also useful in measuring our ability to service debt and other payment obligations.
CAD is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain quarterly distributions. We have reconciled CAD to Net Income (Loss) and Cash Flow from Operating Activities on the attached schedules. We consider Net Income (Loss) and Cash Flow from Operating Activities to be the most directly comparable GAAP financial measures to CAD.
CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. We believe that CAD provides investors additional information to enable them to evaluate our performance and ability to make anticipated quarterly distributions.
Neither of Adjusted EBITDA nor CAD is meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our eight majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built tactical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design and manufacture of custom molded protective foam solutions and OE components (Foam Fabricators);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•
The manufacture and marketing of portable food warming fuels for the hospitality and consumer markets, flameless candles and house and garden lighting for the home decor market, and wickless candle products used for home decor and fragrance systems (The Sterno Group); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor)

This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI. Words such as "believes," "expects," "projects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2018 and other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Compass Diversified Holdings Condensed Consolidated Statements of Operations (unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net sales	$336,084	$339,989	$674,941	$626,119
Cost of sales	213,521	221,510	432,823	403,753
Gross profit	122,563	118,479	242,118	222,366
Operating expenses:
Selling, general and administrative expense	80,312	81,513	161,709	161,676
Management fees	8,521	10,799	19,478	21,436
Amortization expense	13,522	14,465	27,112	22,745
Operating income	20,208	11,702	33,819	16,509
Other income (expense):
Interest expense, net	(18,445)	(13,474)	(36,899)	(19,592)
Amortization of debt issuance costs	(928)	(953)	(1,855)	(2,051)
Loss on sale of Tilray securities	—	—	(5,300)	—
Other expense, net	(90)	(2,207)	(524)	(3,540)
Income (loss) from continuing operations before income taxes	745	(4,932)	(10,759)	(8,674)
Provision for income taxes	4,551	3,330	5,975	2,087
Loss from continuing operations	(3,806)	(8,262)	(16,734)	(10,761)
Income from discontinued operations, net of tax	15,474	7,630	16,901	8,508
Gain on sale of discontinued operations, net of tax	206,505	1,165	328,164	1,165
Net income (loss)	218,173	533	328,331	(1,088)
Less: Income from continuing operations attributable to noncontrolling interest	1,387	1,486	2,755	1,787
Less: Income (loss) from discontinued operations attributable to noncontrolling interest	252	(45)	(266)	374
Net income (loss) attributable to Holdings	$216,534	$(908)	$325,842	$(3,249)

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.32)	$(0.25)	$(0.64)	$(0.34)
Discontinued operations	3.70	0.14	5.77	0.16
	$3.38	$(0.11)	$5.13	$(0.18)

Basic weighted average number of common shares outstanding	59,900	59,900	59,900	59,900

Cash distributions declared per Trust common share	$0.36	$0.36	$0.72	$0.72

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net Sales	$336,084	$339,989	$674,941	$626,119
Acquisitions (1)	—	—	—	39,828
Pro Forma Net Sales	$336,084	$339,989	$674,941	$665,947

(1)	Net sales of Foam Fabricators and Rimports (Sterno Group add-on) as if those businesses were acquired January 1, 2018.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018

Branded Consumer
5.11 Tactical	$92,836	$84,723	$180,925	$168,680
Ergobaby	22,971	23,954	45,423	46,116
Liberty	20,633	20,416	42,837	43,869
Velocity Outdoor (2)	29,611	35,570	60,748	59,977
Total Branded Consumer	$166,051	$164,663	$329,933	$318,642

Niche Industrial
Advanced Circuits	$22,439	$22,967	$45,508	$45,030
Arnold Magnetics	29,481	31,196	59,509	60,595
Foam Fabricators (1)	31,648	33,194	62,330	63,684
Sterno Group (1)	86,465	87,969	177,661	177,996
Total Niche Industrial	$170,033	$175,326	$345,008	$347,305

	$336,084	$339,989	$674,941	$665,947

(1)	Foam Fabricators and Rimports (Sterno Group add-on) are proforma as if those businesses were acquired January 1, 2018.

(2)
The above 2018 results exclude management's estimate of net sales of $10.7 million and $21.6 million for the three and six months ended June 30, 2018, respectively, at Ravin before our ownership. Ravin was acquired by Velocity Outdoor in August 2018.

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash flow Available for Distribution and Reinvestment
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018
Net income (loss)	$218,173	$533	$328,331	$(1,088)
Income from discontinued operations, net of income tax	15,474	7,630	16,901	8,508
Gain on sale of discontinued operations	206,505	1,165	328,164	1,165
Loss from continuing operations	$(3,806)	$(8,262)	$(16,734)	$(10,761)
Provision for income taxes	4,551	3,330	5,975	2,087
Income (loss) from continuing operations before income taxes	$745	$(4,932)	$(10,759)	$(8,674)
Other expense, net	(90)	(2,207)	(524)	(3,540)
Amortization of debt issuance costs	(928)	(953)	(1,855)	(2,051)
Loss on sale of securities	—	—	(5,300)	—
Interest expense, net	(18,445)	(13,474)	(36,899)	(19,592)
Operating Income	$20,208	$11,702	$33,819	$16,509
Adjusted For:
Depreciation	8,230	7,951	16,225	14,909
Amortization	13,522	19,084	27,112	27,978
Non-controlling shareholder compensation	1,601	2,047	3,329	3,999
Acquisition expenses	—	—	—	2,189
Integration services fees	—	938	281	1,594
Management fees	8,521	10,799	19,478	21,436
Other	(1)	(1,278)	324	(905)
Adjusted EBITDA	$52,081	$51,243	$100,568	$87,709
Interest at Corporate, net of unused fee (1)	(15,550)	(13,911)	(32,365)	(22,243)
Swap payment	(209)	(380)	(303)	(1,086)
Management fees	(8,521)	(10,799)	(19,478)	(21,435)
Capital expenditures (maintenance)	(4,362)	(6,069)	(8,009)	(10,698)
Current tax expense (cash taxes) (2)	(2,555)	(1,372)	(6,010)	(3,139)
Preferred share distributions	(3,782)	(1,812)	(7,563)	(3,625)
Discontinued operations	9,076	12,396	16,987	18,361
Miscellaneous items	—	999	—	469
Cash Flow Available for Distribution or Reinvestment ('CAD')	$26,178	$30,295	$43,827	$44,313

(1)
Interest expense at Corporate reflects consolidated interest expense less non-cash components such as, unrealized gains and losses on our swap and original issue discount amortization. We include the cash component of our swap payment above in our reconciliation to CAD.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations

Compass Diversified Holdings
Adjusted EBITDA (1)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018

Branded Consumer
5.11 Tactical	$11,256	$7,862	$19,561	$13,758
Ergobaby	5,220	6,137	10,817	10,835
Liberty	2,195	2,136	4,417	5,482
Velocity Outdoor (2)	3,734	5,919	7,721	9,066
Total Branded Consumer	$22,405	$22,054	$42,516	$39,141

Niche Industrial
Advanced Circuits	$7,172	$7,211	$14,511	$14,076
Arnold Magnetics	3,953	4,682	7,163	8,080
Foam Fabricators (2)	7,820	7,885	15,046	11,388
Sterno Group (2)	13,840	14,120	27,740	23,028
Total Niche Industrial	$32,785	$33,898	$64,460	$56,572

Corporate expense (3)	(3,109)	(4,709)	(6,408)	(8,004)
Total Adjusted EBITDA	$52,081	$51,243	$100,568	$87,709

(1)	Please refer to our recently filed 10-Q for detail on subsidiary pro forma adjusted EBITDA, and reconciliation to net income.

(2)
The above 2018 results exclude management's estimate of adjusted EBITDA, before our ownership, of $5.5 million at Rimports, $2.8 million at Foam Fabricators and $6.1 million at Ravin for the six months ended June 30th, and $3.2 million at Ravin for the three months ended June 30th.

(3)	Please refer to the recently filed 10-Q for a reconciliation of our Corporate expense to Net Income.

Compass Diversified Holdings Summarized Statement of Cash Flows (unaudited)

	Six months ended June 30,
(in thousands)	2019	2018
Net cash provided by operating activities	$8,654	$35,312
Net cash provided by (used in) investing activities	718,000	(454,715)
Net cash (used in) provided by financing activities	(292,750)	415,358
Effect of foreign currency on cash	(1,366)	1,616
Net increase (decrease) in cash and cash equivalents	432,538	(2,429)
Cash and cash equivalents — beginning of period (1)	53,326	39,885
Cash and cash equivalents — end of period	$485,864	$37,456

(1) Includes cash from discontinued operations of $4.6 million at January 1, 2019 and $4.2 million at January 1, 2018.

Compass Diversified Holdings Condensed Consolidated Table of Cash Flow Available for Distribution and Reinvestment (unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018
Net income (loss)	$218,173	$533	$328,331	$(1,088)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,853	34,198	56,491	57,131
Gain on sale of business	(206,505)	(1,165)	(328,164)	(1,165)
Amortization of debt issuance costs and original issue discount	1,080	971	2,159	2,324
Unrealized (gain) loss on derivatives	2,251	(999)	3,350	(3,900)
Noncontrolling stockholder charges	3,063	2,614	5,268	5,165
Provision for loss on receivables	49	(230)	745	98
Other	162	312	496	135
Deferred taxes	(10,043)	1,069	(12,366)	(3,242)
Changes in operating assets and liabilities	(18,493)	(8,634)	(47,656)	(20,146)
Net cash provided by operating activities	17,590	28,669	8,654	35,312
Plus:
Unused fee on revolving credit facility	495	403	882	855
Successful acquisition costs	230	158	596	1,594
Integration services fee (1)	—	938	281	2,347
Realized loss from foreign currency effect (2)	—	908	363	2,247
Changes in operating assets and liabilities	18,493	8,634	47,656	20,146
Loss on sale of Tilray securities	—	—	5,300	—
Other	—	1,073	—	791
Less:
Maintenance capital expenditures (3)	6,507	8,296	11,504	14,268
Payment of interest rate swap	209	380	303	1,086
Preferred share distributions	3,782	1,812	7,563	3,625
Other	132	—	535	—
CAD	$26,178	$30,295	$43,827	$44,313

Distribution paid in April 2019/ 2018	$—	$—	$21,564	$21,564
Distribution paid in July 2019/ 2018	21,564	21,564	21,564	21,564
	$21,564	$21,564	$43,128	$43,128

(1)	Represents fees paid by newly acquired companies to the Manager for integration services performed during the first year of ownership, payable quarterly.

(2)	Reflects the foreign currency transaction gain/ loss resulting from the Canadian dollar intercompany loans issued to Manitoba Harvest.

(3)
Excludes growth capital expenditures of approximately $3.9 million and $8.3 million for the three months ended June 30, 2019 and 2018, respectively, and $6.4 million and $14.5 million for the six months ended June 30, 2019 and 2018, respectively.

Compass Diversified Holdings
Maintenance Capital Expenditures
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018
Niche Industrial
Advanced Circuits	$938	$426	$1,126	$523
Arnold Magnetics	694	871	1,806	2,123
Foam Fabricators	438	542	936	940
Sterno Group	769	658	1,221	1,042
Total Niche Industrial	$2,839	$2,497	$5,089	$4,628

Branded Consumer
5.11 Tactical	$1,124	$1,067	$1,336	$2,429
Ergobaby	166	119	237	407
Liberty	181	874	307	935
Velocity Outdoor	52	1,512	1,040	2,299
Total Branded Consumer	$1,523	$3,572	$2,920	$6,070

Total maintenance capital expenditures	$4,362	$6,069	$8,009	$10,698

Compass Diversified Holdings Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$485,864	$48,771
Accounts receivable, net	187,321	205,545
Inventories	327,657	307,437
Prepaid expenses and other current assets	85,280	29,670
Current assets of discontinued operations	—	89,762
Total current assets	1,086,122	681,185
Property, plant and equipment, net	143,313	146,601
Goodwill and intangible assets, net	1,060,018	1,086,707
Other non-current assets	96,538	8,378
Non-current assets of discontinued operations	—	449,464
Total assets	$2,385,991	$2,372,335

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$178,966	$183,781
Due to related party	8,045	11,093
Current portion, long-term debt	5,000	5,000
Other current liabilities	26,650	6,912
Current liabilities of discontinued operations	—	52,494
Total current liabilities	218,661	259,280
Deferred income taxes	33,813	33,984
Long-term debt	869,918	1,098,871
Other non-current liabilities	86,818	12,615
Non-current liabilities of discontinued operations	—	48,243
Total liabilities	1,209,210	1,452,993
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,130,804	859,372
Noncontrolling interest	45,977	39,922
Noncontrolling interest of discontinued operations	—	20,048
Total stockholders' equity	1,176,781	919,342
Total liabilities and stockholders’ equity	$2,385,991	$2,372,335